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                                                               EXHIBIT 10(ff)(2)


                          ARKLA, INC. AND SUBSIDIARIES
                      EXECUTIVE DISABILITY INCOME AGREEMENT


         THIS EXECUTIVE DISABILITY INCOME AGREEMENT ("the Individual Disability Income Agreement") made effective as of July 1, 1984, by and between Arkla, Inc. ("the Company"), a Delaware corporation with executive offices at 525 Milam Street, Shreveport, Louisiana 71101 and Tholbert Milton Honea, Jr. ("Employee"), Vice President, Corporate Development, Arkla, Inc., whose mailing address is c/o Arkla, Inc., Post Office Box 21734, Shreveport, Louisiana 71151;

         WHEREAS, the Board of Directors has approved and adopted an Executive Disability Income Plan ("the Plan") for those key employees of the Company whose efforts have an important bearing upon the success of the Company; and

         WHEREAS, the Board of Directors did, on July 1, 1984, designate Employee as eligible to participate in the Plan;

                              WITNESSETH:

         For and in consideration of the premises, and the mutual promises and agreements herein contained, the Company and Employee hereby agree as follows:

(1) All of the terms and provisions of the Arkla, Inc. and Subsidiaries Executive Disability Income Plan, a copy of which is attached hereto, are hereby incorporated in this Individual Disability Income Agreement as if set forth in full herein.

(2) Employee acknowledges and understands that the Plan may be terminated at any time, in the sole discretion of the Company. If the Plan termination is prior to the date on which he became Disabled as that term is defined in the Plan, such termination shall be without any obligation of any nature whatsoever to the Employee.


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(3)      Employee further acknowledges and understands that this Individual
         Disability Income Agreement may be terminated at any time for any reason by the Committee. If such termination is prior to the date on which he became Disabled, the termination of this Individual Disability Income Agreement shall be without any obligation of any nature whatsoever to the Employee. If such termination is after the Employee has become Disabled, then the rights of the Employee under this Individual Disability Agreement shall not be affected whatsoever.

         IN WITNESS WHEREOF, Arkla, Inc. and Employee have caused this instrument to be executed in duplicate original counterparts on this 15th day of July, 1984, effective as of July 1, 1984.


ATTEST:                                         ARKLA, INC.


/s/ B. D. KLINE                                 By /s/ E. SHEFFIELD NELSON
-----------------------------------------          -----------------------
          B. D. Kline                               E. Sheffield Nelson
           Secretary                               Chairman of the Board
                                                and Chief Executive Officer



                                                /s/ THOLBERT MILTON HONEA, JR.
                                                ------------------------------
                                                   Tholbert Milton Honea, Jr.
                                                           Employee


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